CUSIP No. 750611402	Page 1 of 2
Exhibit 1
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree, as of December 10, 2007, that only one statement containing the information required by Schedule 13D, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock of Radyne Corporation, and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

MIDWOOD CAPITAL PARTNERS, L.P. By: Midwood Capital Management, LLC General Partner
By:	/s/ David E. Cohen
David E. Cohen
Manager

MIDWOOD CAPITAL PARTNERS QP, L.P. By: Midwood Capital Management, LLC General Partner
By:	/s/ David E. Cohen
David E. Cohen
Manager

MIDWOOD CAPITAL MANAGEMENT, LLC
By:	/s/ David E. Cohen
David E. Cohen
Manager

CUSIP No. 750611402	Page 2 of 2

DAVID E. COHEN
By:	/s/ David E. Cohen
David E. Cohen

ROSS D. DEMONT
By:	/s/ Ross D. DeMont
Ross D. DeMont